Exhibit 10.1

FORM OF STOCK PURCHASE AGREEMENT

OF

SERIES A CONVERTIBLE PREFERRED STOCK

AND

COMMON STOCK

OF

E-N-G MOBILE SYSTEMS, INC.

(Holdings ENG, LLC and PositiveID Corporation)

This Series A Convertible Preferred Stock and Common Stock Purchase Agreement (the “Agreement”) is entered into on June 15, 2018 (“Effective Date”) by Holdings ENG, LLC, a Florida limited liability company (“Purchaser”) and PositiveID Corporation, a Delaware corporation (“PositiveID”) .

WHEREAS, E-N-G Mobile Systems, Inc., a California corporation (the “Company”) has an urgent need of $350,000 to meet its current obligations and to maintain liquidity; and

WHEREAS, concurrently with this transaction, Purchaser is purchasing one thousand seven hundred and fifty (1,750) shares of the Company’s Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred”) from the Company for a purchase price of $200 per share or an aggregate of three hundred fifty thousand dollars ($350,000); and

WHEREAS, PositiveID desires to sell to Purchaser all of the stock of the Company owned by PositiveID, consisting of two hundred forty one (241) shares of Common Stock, par value $.001 per share and sixty (60) shares of Series A Preferred (collectively, the “Shares”) for a purchase price of $200 per share or an aggregate of sixty thousand two hundred dollars ($60,200).

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Purchase and Sale of Shares; Purchase Price.

a. Purchase and Sale of Shares. PositiveID agrees to sell to Purchaser, and Purchaser agrees to purchase from PositiveID, the Shares pursuant to the terms and conditions of this Agreement.

b. Purchase Price. The purchase price for the Shares shall be $200 per share or an aggregate of sixty thousand two hundred dollars ($60,200) (the “Purchase Price”), payable at the Closing (as defined below).

2. The Closing.

The closing (the “Closing”) of the sale and purchase of the Shares under this Agreement shall take place at the offices of the Purchaser as soon as practicable after the Effective Date as mutually agreeable to the Company, the Purchaser and PositiveID, but in no event later than 5:00 p.m. on June 15, 2018. On or about the Closing, PositiveID shall deliver to the Purchaser stock certificates representing the Shares, duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning the Shares in blank, and any other documents necessary to transfer to Purchaser good, valid, insurable and marketable title to the Shares, free and clear of all liens, against payment to PositiveID of the Purchase Price, by wire transfer or other method acceptable to PositiveID, provided, however, fifty four thousand six hundred eight dollars ($54,608) of the Purchase Price shall be paid directly to Company to be applied to the payment of the Promissory Note dated January 31, 2018 to Company by PositiveID. The date of the Closing is hereinafter referred to as the “Closing Date.” If at the Closing any of the conditions specified in Section 5 shall not have been fulfilled, the Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

3. Representations of PositiveID.

PositiveID represents and warrants to Purchaser as follows, as of the Effective Date:

a. Due Organization. PositiveID is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all necessary power and authority to enter into and carry out this Agreement according to its terms. PositiveID is not in violation of, in conflict with, or default under, any of its governing documents, and there exists no condition or event which, after notice or lapse of time or both, would result in any such violation, conflict or default.

b. Authorization; Validity. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action by PositiveID, and the consummation by PositiveID of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. Lyle Probst and William Caragol collectively own a majority of PositiveID’s voting stock, and if there was a stockholder consent required for the transaction contemplated by the Agreement, Mr. Probst and Mr. Caragol would have the requisite vote required to approve such transaction. The Agreement will not violate any term of any of PositiveID’s governing documents or any other agreement, judicial decree, statute or regulation to which PositiveID is a party or by which PositiveID or any of its assets may be bound or affected. This Agreement has been duly executed and delivered by PositiveID. This Agreement, assuming due authorization, execution and delivery by Purchaser, constitutes the valid and binding obligations of PositiveID, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable remedies. PositiveID approves the sale of the Shares to the Purchaser.

c. Shares. All of the Shares were offered, sold and delivered by PositiveID in compliance with all applicable laws governing the sale of securities. None of the Shares were sold in violation of any preemptive rights (including any preemptive rights set forth in the Company’s governing documents), rights of first refusal or similar rights. PositiveID holds no outstanding or authorized stock appreciation, phantom stock, profit share or similar rights with respect to the Company. No Person has any claim, right or interest in or to any Shares. Upon transfer of the Shares to Purchaser, Purchaser shall have good and marketable title to the Shares, and none of the Shares is subject to any lien or security interest.

d. Bankruptcy. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy law is pending against PositiveID.

e. Title. At the Closing, Purchaser will receive marketable, insurable and good title to the Shares, free and clear of all liens or security interests.

f. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of PositiveID or the Company.

g. Restrictions. There are no options to purchase nor rights to otherwise acquire the Shares, other than with respect to the Purchaser. No Person has any claim, right or interest in or to any shares. No Person is a party to or bound by any options, calls, warrants, agreements, arrangements or preemptive rights or commitments of any character relating to the Shares.

4. Representations of the Purchaser.

The Purchaser represents and warrants to PositiveID as follows as of the Effective Date and as of Closing:

a. Investment. The Purchaser is acquiring the Shares and the shares of Common Stock into which the Shares may be converted, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Purchaser acknowledges that the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and that such Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

b. Authority; Validity. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. The Agreement will not violate any term of any of the Purchaser’s governing documents or any other agreement, judicial decree, statute or regulation to which the Purchaser is a party or by which the Purchaser or any of its assets may be bound or affected. This Agreement has been duly executed and delivered by the Purchaser. This Agreement, assuming due authorization, execution and delivery by PositiveID, constitutes the valid and binding obligations of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable remedies.

c. Experience. The Purchaser has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser any and all written information that it has requested and have answered to the Purchaser’s satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and the Purchaser is able financially to bear the risks thereof.

d. Sufficiency of Funds. Purchaser has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and to satisfy all other costs and expenses of Purchaser and to consummate the transactions contemplated by this Agreement.

e. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Purchaser.

f. Non-Reliance. Purchaser further acknowledges and agrees that any estimates, budgets relating to future periods, projections, forecasts or other predictions that may have been provided to Purchaser or any of its representatives by or on behalf of PositiveID or any of its representatives are not representations or warranties or guarantees of performance of PositiveID and that actual results may vary substantially from any such estimates, budgets, projections, forecasts or other predictions.

g. Due Diligence. Purchaser acknowledges that it has had access to the properties and operations of the Company and has had the opportunity to meet with and ask questions of Company’s management to discuss the business, assets, liabilities, financial condition, cash flow and operations of the Company. Purchaser acknowledges that it has made its own independent examination, investigation, analysis and evaluation of the Company, including Purchaser’s own estimate of the value of the business of the Company. Purchaser acknowledges that it has undertaken such due diligence (including a review of the assets, liabilities, books and records and contracts of the Company) as it deems adequate, including that described above. In entering into this Agreement, Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any representations, warranties or statements of the Company or PositiveID, whether written or oral, or their respective representatives, except the representations and warranties of PositiveID set forth in this Agreement.

5. Purchaser’s Conditions to Closing.

The obligations of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment, or the waiver by the Purchaser, of each of the following conditions to the satisfaction of the Purchaser on or before the Closing:

a. Accuracy of Representations and Warranties. Each representation and warranty of PositiveID shall be true in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

b. Performance. PositiveID shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by PositiveID prior to or at the Closing.

c. Board Consent. A Unanimous Written Consent of the board of directors of PositiveID dated prior to Closing shall have been delivered to Purchaser with resolutions authorizing and directing PositiveID to approve the sale of the Shares to the Purchaser.

d. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonable satisfactory in form and substance to Purchaser, and Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.

6. Post Closing Conditions.

PositiveID shall obtain by June 22, 2018 and deliver to Purchaser duly executed consents and releases as follows: Consent and Release by Dominion Capital, LLC in the form of Exhibit A; Consent and Release by GHS Investments, LLC in the form of Exhibit B; and Consent and Release of Union Capital, LLC in the form of Exhibit C.

7. Indemnification.

a. PositiveID’s Indemnification Obligation. PositiveID covenants and agrees to indemnify, defend and hold harmless the Purchaser and its officers, directors, control Persons, representatives, executors, assigns, successors and affiliates (collectively, the “Purchaser Indemnified Parties”) from, against and in respect of any and all losses, damages, liabilities, claims, costs, expenses (including reasonable legal fees) (“Losses”); provided, however, that “Losses” will not include special, exemplary, treble, unforeseeable consequential, or punitive damages, suffered, sustained, incurred or paid by any Purchaser Indemnified Party resulting from or arising out of, directly or indirectly:

i.	Any misrepresentation, breach or inaccuracy of any representation or warranty of PositiveID set forth in this Agreement or any agreement, certificate or other document delivered by or on behalf of PositiveID in connection herewith.

ii.	Any breach of any covenant or agreement on the part of PositiveID set forth in this Agreement or any agreement, certificate or other document delivered by or on behalf of PositiveID in connection herewith.

b. Purchaser’s Indemnification Obligation. The Purchaser covenants and agrees to indemnify, defend and hold harmless PositiveID and its officers, directors, control Persons, employees, stockholders, representatives, executors, assigns, successors and affiliates (collectively, the “PositiveID Indemnified Parties”) from, against and in respect of all Losses suffered, sustained, incurred or paid by any PositiveID Indemnified Party resulting from or arising solely out of, directly or indirectly:

i.	Any misrepresentation, breach or inaccuracy of any representation or warranty of the Purchaser set forth in this Agreement or any agreement, certificate or other document delivered by or on behalf of the Purchaser in connection herewith.

ii.	Any breach of any covenant or agreement on the part of the Purchaser set forth in this Agreement or any agreement, certificate or other document delivered by or on behalf of the Purchaser in connection herewith.

c. Limitations.

i.	If any fact, circumstance or event gives rise to a claim pursuant to multiple sections or provisions of this Agreement or any Schedule, agreement, certificate or other document delivered in connection herewith, the party asserting such claim shall have the right, at its sole discretion, to assert its claim pursuant to any or all such sections or provisions, but shall only be entitled to recover or be indemnified with respect to its actual Losses suffered or incurred notwithstanding the number of sections of this Agreement pursuant to which it assets its claim.

ii.	Notwithstanding the above, the amount of any indemnification under this Agreement shall be reduced by the amount of any insurance proceeds payable or Tax benefits allowable as a result any Losses.

iii.	Notwithstanding anything herein to the contrary, any Claims (as defined below) with respect to which there is a finding or judgment of fraud, intentional misrepresentation or willful misconduct shall not be subject to the limitations under this Section 7.

iv.	Except for remedies of specific performance, injunction and other equitable relief and except to the extent claims INVOLVE fraud, intentional misrepresentation or willful misconduct, THE SOLE AND EXCLUSIVE REMEDY OF THE INDEMNIFIED PARTIES IN CONNECTION WITH ANY BREACH OF THIS AGREEMENT SHALL BE AS SET FORTH IN THIS SECTION 7.

v.	The aggregate amount of all Losses for which either party will be liable pursuant to Section 7.a. or Section 7.b. will not exceed the Purchase Price.

vi.	Notwithstanding anything in this Agreement to the contrary, no party will be entitled to indemnification or reimbursement under any provision of this Agreement for any amount to the extent such party or its affiliate has been indemnified or reimbursed for such amount under any other provision of this Agreement or any other document executed in connection with this Agreement or otherwise.

d. Survival and Expiration of Representations, Warranties and Covenants.

The representations and warranties of Purchaser and PositiveID (whether set forth in this Agreement or any agreement, certificate or other document delivered by or on behalf of Purchaser or PositiveID in connection herewith) shall survive the Closing and shall expire on the sixth (6th) month anniversary hereof.

e. Indemnification Procedures. Except as otherwise specifically addressed in this Agreement, all claims for indemnification under this Section 7 (“Claims”) shall be asserted and resolved as follows:

i.	In the event that any Person entitled to indemnification hereunder (the “Indemnified Party”) has a Claim against any party obligated to provide indemnification pursuant to Section 7.a. or 7.b. hereof (the “Indemnifying Party”), the Indemnified Party shall promptly notify the Indemnifying Party of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the “Claim Notice”).

ii.	If within thirty (30) days after receiving such Claim Notice, the Indemnifying Party gives written notice to the Indemnified Party acknowledging its obligation to indemnify and stating that it intends to defend against such claim or Losses at its own cost and expense, the defense (including the right to settle or compromise such action) of such matter, including selection of counsel (subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed) and the sole power to direct and control such defense, shall be by the Indemnifying Party. In any such defense, the Indemnifying Party will consult with the Indemnified Party in connection with the Indemnifying Party’s defense, as reasonably requested by the Indemnified Party. The Indemnified Party shall use its commercially reasonable efforts to make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense. Notwithstanding anything herein to the contrary, the Indemnifying Party shall not settle any indemnifiable claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). For the avoidance of doubt, “indemnifiable claim” as used in this subsection means that the Indemnifying Party is required to provide indemnification against such claim or Losses under the terms of this Section 7.

iii.	If the Indemnify Party does not notify the Indemnified Party within thirty (30) days after receiving such Claim Notice, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

iv.	If the Indemnifying Party provides notice within thirty (30) days after receiving such Claim Notice that it disputes its responsibility for the Claim, the parties shall attempt in good faith for ten (10) business days to agree upon the rights of the respective parties with respect to such Claim, and if such parties shall not agree, each Indemnified Party shall be entitled to initiate proceedings and seek remedies as may be permitted.

f. Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law, rule or regulation.

g. Mitigation. Each Indemnified Party shall be obligated to use its commercially reasonable efforts to mitigate to the fullest extent practicable the amount of any Loss for which it is entitled to seek indemnification under Section 7, and the Indemnifying Party shall not be required to make any payment to an Indemnified Party in respect of such Loss to the extent such Indemnified Party has failed to comply with the foregoing obligation.

h. Right to Set-Off. Purchaser shall have a right of set-off for any losses under Section 7 against any payments to be made by Purchaser to PositiveID pursuant to this Agreement or any other agreement among any of the parties or their respective affiliates.

8. Miscellaneous.

a. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned in whole or in part, by the Purchaser to an affiliate of Purchaser upon the prior written consent of PositiveID. PositiveID may not assign its rights or obligations under this Agreement.

b. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

c. Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Purchaser and PositiveID, respectively, shall be entitled to specific performance of the agreements and obligations of the other party or the Company as to the Purchaser and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

d. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida (without reference to the conflicts of law provisions thereof). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court sitting in Collier County, Florida. EACH PARTY IRREVOCABLY CONSENTS TO AND SUBMITS TO (A) THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE ABOVE-NAMED VENUES, AND (B) IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE, OR OTHERWISE, IN ANY LEGAL PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE LEGAL PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE LEGAL PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS MAY NOT BE ENFORCED IN OR BY ANY OF THE ABOVE-NAMED COURTS.

e. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to Purchaser:

Holdings ENG, LLC

12001 Glen Road

Potomac, MD 20854

Attn: Manager

If to PositiveID:

PositiveID Corporation

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

Attn: William J. Caragol

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

f. Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the purchase of the Shares and supersedes all prior agreements and understandings relating to such subject matter.

g. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended with the written consent of the Purchaser and PositiveID. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced. No waivers of any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

h. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

i. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by portable document format or facsimile signatures.

j. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

k. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

l. Public Announcements. No party shall issue any public report, statement or press release or similar item or make any other public disclosure with respect to the substance of this Agreement prior to the consultation with and approval of, the other parties except as may be required by law, in which case the parties shall reasonably cooperate as to the timing and content of such report, statement or press release.

m. Expenses. Except as otherwise expressly set forth herein, the parties shall pay their respective expenses of the transactions herein contemplated.

[Remainder of Page Intentionally Left Blank]

Executed as of the date first written above.

HOLDINGS ENG, LLC

By:
Name:	Karim El-Hibri
Title:	Deputy Manager

POSITIVEID CORPORATION

By:
Name:	Bill Caragol
Title:	Chief Executive Officer

Exhibit A

Form of Consent from Dominion

CONSENT AND RELEASE

Dominion Capital LLC

This Consent by Dominion Capital LLC (“Dominion”) is dated June __, 2018.

Reference is hereby made to the outstanding 4% Original Issue Discount Senior Secured Convertible Promissory Notes by PositiveID Inc. (“PositiveID”) to Dominion.

Reference is also made to Security Agreement dated November 25, 2014 between PositiveID and Dominion and any ancillary agreements thereto.

Dominion hereby consents to the sale by PositiveID Corporation to Holdings ENG, LLC of two hundred forty one (241) shares of Common Stock, par value $.001 per share of E-N-G Mobile Systems, Inc. and sixty (60) shares of Series A Convertible Preferred Stock, par value $.001 per share, of E-N-G Mobile Systems, Inc. for an aggregate purchase price of sixty thousand two hundred dollars ($60,200) and releases the security interests thereto.

Dominion agrees to amend its UCC filings to reflect the release of the security interests as reference above.

Dominion agrees that it will take all actions as may be reasonably requested by either PositiveID, E-N-G Mobile Systems, Inc. or Holdings ENG, LLC, including the execution and delivery of any agreements and other documents and filing as may be reasonably request from time to time, to effectuate the releases of the security interests referenced above.

IN WITNESS WHEREOF, Dominion has executed this Consent as of the day first written above.

DOMINION CAPITAL LLC

By:
Name:
Title:

Exhibit B

Form of Consent for GHS

CONSENT AND RELEASE

GHS Investments, LLC

This Consent and Release by GHS Investments, LLC (“GHS”) is dated June __, 2018.

Reference is hereby made to the outstanding Secured Convertible Promissory Notes by PositiveID Inc. (“PositiveID”) to GHS.

Reference is also made to Security Agreement dated August 11, 2016 between PositiveID and GHS any ancillary agreements thereto.

GHS hereby consents to the sale by PositiveID Corporation to Holdings ENG, LLC of two hundred forty one (241) shares of Common Stock, par value $.001 per share of E-N-G Mobile Systems, Inc. and sixty (60) shares of Series A Convertible Preferred Stock, par value $.001 per share, of E-N-G Mobile Systems, Inc. for an aggregate purchase price of sixty thousand two hundred dollars ($60,200) and releases any security interests thereto.

GHS agrees to amend its UCC filings to reflect the release of the security interests as reference above.

GHS agrees that it will take all actions as may be reasonably requested by either PositiveID, E-N-G Mobile Systems, Inc. or Holdings ENG, LLC, including the execution and delivery of any agreements and other documents and filing as may be reasonably request from time to time, to effectuate the releases of the security interests referenced above.

IN WITNESS WHEREOF, Dominion has executed this Consent as of the day first written above.

GHS INVESTMENTS, LLC

By:
Name:
Title:

Exhibit C

Form of Consent for Union

CONSENT AND RELEASE

Union Capital, LLC

This Consent by Union Capital, LLC (“Union”) is dated June __, 2018.

Reference is hereby made to the outstanding 12% Convertible Redeemable Notes by PositiveID Inc. (“PositiveID”) to Union.

Reference is also made to the Collateralized Secured Promissory Note by PositiveID to Union dated June 2, 2016 for $300,000.

Reference is further made to Security Agreement dated October 20, 2016 between PositiveID and Union.

Union hereby consents to the sale by PositiveID Corporation to Holdings ENG, LLC of two hundred forty one (241) shares of Common Stock, par value $.001 per share of E-N-G Mobile Systems, Inc. and sixty (60) shares of Series A Convertible Preferred Stock, par value $.001 per share, of E-N-G Mobile Systems, Inc. for an aggregate purchase price of sixty thousand two hundred dollars ($60,200) and releases the security interests thereto.

Union agrees to amend its UCC filings to reflect the release of the security interests as reference above.

Union agrees that it will take all actions as may be reasonably requested by either PositiveID, E-N-G Mobile Systems, Inc. or Holdings ENG, LLC, including the execution and delivery of any agreements and other documents and filing as may be reasonably request from time to time, to effectuate the releases of the security interests referenced above.

IN WITNESS WHEREOF, Union has executed this Consent as of the day first written above.

UNION CAPITAL, LLC

By:
Name:
Title: